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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) April 11, 2001

                        GREATER ATLANTIC FINANCIAL CORP.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                     000-26467                 54-18773112
      ---------                    --------------            -----------
(State or other Jurisdiction of    (Commission               (IRS Employer
 Incorporation or Organization     File Number)              Identification No.)

                10700 Parkridge Boulevard, Reston, Virginia 20191
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (703) 391-1300
                                 ---------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.
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      During his presentation at the annual meeting of stockholders held on
April 11, 2001, Carroll E. Amos, President and Chief Executive Officer of Greater Atlantic Financial Corp., noted that the Board of Directors was considering offering $7.5 million to $10 million in convertible preferred stock to existing stockholders in a rights offering and that the proceeds of the offering would be used to increase the capital level of Greater Atlantic's principal subsidiary, Greater Atlantic Bank.

      Mr. Amos also indicated that the Company expects that the offering of convertible preferred stock, if made, would take place at the end of the third quarter or the beginning of the fourth quarter of 2001. Mr. Amos concluded his presentation by stating that his comments were not an offer and that any offering would only be made by means of a prospectus.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 11, 2001                 By: /s/ Carroll E. Amos
                                          -------------------------------------
                                          Carroll E. Amos
                                          President and Chief Executive Officer






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